DELCATH SYSTEMS, INC.



NUMBER                                                                 WARRANTS

DSW


                                                          CUSIP ________________


THIS IS TO CERTIFY THAT





or registered assigns, is the owner of the number of warrants set forth above. Each warrant (subject to adjustments as hereinafter referred to) entitles the holder hereof to purchase at any time until 5:00 p.m. Eastern Time on _________, ___, 2008 one fully paid and non-assessable share of common stock (the "Common Stock") of Delcath Systems, Inc. a Delaware corporation (the "Company") (such shares of Common Stock being hereinafter referred to as the "Shares" or a "Share"), upon payment of the warrant price (as hereinafter described), provided, however, that under certain conditions set forth in the Warrant Agreement hereinafter mentioned the number of Shares purchased upon the exercise of this Warrant may be increased or reduced and the warrant price may be adjusted. Subject to adjustment as aforesaid, the warrant price per Share (hereinafter called the "Warrant Price") shall be $______________ per Share. As provided in said Warrant Agreement the Warrant Price is payable upon the exercise of the Warrant, either in cash or by certified check or bank draft to the order of the Company.

         Under certain conditions set forth in the Warrant Agreement, this Warrant may be called for redemption on or after ______________________, at a redemption price of $0.01 per Warrant upon written notice of not less than 30 days.

         Upon the exercise of this Warrant, the form of election to purchase on the reverse hereof must be properly completed and executed. In the event that this Warrant is exercised in respect to less than all of such Shares, a new Warrant for the remaining number of Shares will be issued on such surrender.

         This Warrant is issued under and the rights represented hereby are subject to the terms and provisions contained in a Warrant Agreement dated as of ___________________ by and between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), all terms and provisions of which the registered holder of this Warrant, by acceptance hereof, assents. Reference is hereby made to said Warrant Agreement for a more complete statement of the rights and limitations of rights of the registered holders hereof, the rights and duties of the Warrant Agent and the rights and obligations of the Company hereunder. Copies of said Warrant Agreement are on file at the office of the Warrant Agent.

         The Company shall not be required upon the exercise of this Warrant to issue fractions of Shares, but shall make adjustments therefor in cash on the basis of the then current market value of any fractional interest as provided in the Warrant Agreement.

         This Warrant is transferable at the office of the Warrant Agent (or of its successor as Warrant Agent) by the registered holder hereof in person or by attorney duly authorized in writing, but only in this manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant and the payment of any transfer taxes. Upon any such transfer, a new Warrant, or Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares will be issued to the transferee in exchange for this Warrant.

         This Warrant may be transferred, when surrendered at the office of the Warrant Agent or its successor as warrant agent by the registered holder hereof in person or by attorney duly authorized in writing, but only in the manner and subject to the limitations provided in the Warrant Agreement and upon surrender of this Warrant Certificate and the payment of any transfer taxes. Upon any such transfer, a new Warrant or, Warrants of different denominations, of this tenor and representing in the aggregate the right to purchase a like number of Shares equal to this number of such Warrants.

         If this Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other securities purchasable upon exercise of the Warrants are closed for any purpose, the Company shall not be required to make delivery of certificates for the securities purchase upon such exercise until the date of the reopening of said transfer books.

         The holder of this Warrant shall not be entitled to any of the rights of a shareholder of the Company prior to the exercise hereof.

         This Warrant shall not be valid unless countersigned by the Warrant Agent.

         Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.



DATED:

[SIGNATURE]                     [CORPORATE SEAL]                     [SIGNATURE]

                              DELCATH SYSTEMS, INC

                              ELECTION TO PURCHASE

      To Be Executed by the Registered Holder In Order to Exercise Warrants



To: DELCATH SYSTEMS, INC.

c/o: American Stock Transfer & Trust Company

     40 Wall Street

     New York, New York 10005

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant(s) for and to purchase thereunder, ________________ shares of Common Stock provided for therein and tenders herewith payment of the purchase price in full to the order of the Company and requests that certificates for such shares shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER



--------------------------------------------------------------------------------
                        (Please Print or Typewrite)


and be delivered to
                    ------------------------------------------------------------
                                            (Name)


at
   -----------------------------------------------------------------------------
     (Street Address)             (City)            (State)          (Zip Code)


and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:                                Signature:
      -------------------------------           -------------------------------
                                                Note: The above signature must
Name:                                           correspond with the name as
      -------------------------------           written upon the face of this
        (Please Print or Typewrite)             Warrant or with the name of the
                                                assignee appearing in the
                                                assignment from below in every
                                                particular without alteration or
                                                enlargement or any change
                                                whatever.


                                      *Signature Guaranteed:
                                                            --------------------
Address:
        -----------------------------
                   (Street)


-------------------------------------     --------------------------------------
(City)           (State)   (Zip Code)     PLEASE INSERT SOCIAL SECURITY OR OTHER
                                          IDENTIFYING NUMBER

                                   ASSIGNMENT

For value received:                                   hereby sell, assign and
                   ----------------------------------
transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER



--------------------------------------------------------------------------------
Please Print or typewrite name and address including postal zip code of assignee




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(                     ) Warrants represented by the within Warrant Certificate,
 --------------------
together with all right, title and interest therein, and do hereby irrevocably constitute and appoint
                       ---------------------------------------------------------
attorney to transfer said Warrant on the books of the within named Company, with full power of substitution in the premises,

                                              Dated:
                                                    ----------------------------

                                      Signature:
                                                --------------------------------
                                                Note: The above signature must
                                                correspond with the name as
                                                written upon the face of the
                                                Warrant in every particular
                                                without alteration or
                                                enlargement of any change
                                                whatever.




                                      *Signature Guaranteed:
                                                            --------------------


*In case of assignment or if the Common Stock issued upon exercise is to be registered in the name of a person other than the holder, the holder's signature must be guaranteed by a commercial bank, trust company or an NASD member firm.